FOR IMMEDIATE RELEASE
September 30, 2010

Norfolk Southern announces extension of early exchange date
of private exchange offer for 7.90% notes due 2097

NORFOLK, VA. — Norfolk Southern Corporation announced today that the early exchange date with respect to its private exchange offer (the "Exchange Offer") for its outstanding 7.90% Notes due 2097 (the “Existing Notes”) has been extended until midnight, New York City time, on Oct. 14, 2010, which is also the expiration date of the Exchange Offer.  On or prior to 5 pm, New York City time, on September 29, 2010, the original early exchange date, valid tenders had been received with respect to approximately $97 million of the $350 million aggregate principal amount of Existing Notes outstanding based on information provided to Norfolk Southern Corporation by the exchange agent.
The withdrawal date relating to the Existing Notes occurred at 5 p.m., New York City time, on September 29, 2010.  Existing Notes previously tendered and Existing Notes tendered after Sept. 29, 2010, may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law.  Both the Exchange Offer and the extended early exchange date will expire at midnight on Oct. 14, 2010, unless extended or earlier terminated by Norfolk Southern Corporation. Under the present terms of the Exchange Offer, Norfolk Southern Corporation will deliver, on or promptly following the expiration date, 5.30% Notes due 2040 (the “New Notes”) plus $350 in cash to holders whose tenders were accepted.
The New Notes are being offered only to qualified institutional buyers and outside the United States pursuant to applicable exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The New Notes will not be registered under the Securities Act, and they may not be offered or sold in the United States absent registration or an applicable exemption from registration. D.F. King & Co. Inc. is the exchange and information agent for the Exchange Offer.  Requests for documents and questions regarding the Exchange Offer may be directed to D.F. King & Co. Inc. at (800) 848-3416 (U.S. Toll-free) or (212) 269-5550 (Collect).
Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies.  Its Norfolk Southern Railway subsidiary operates approximately 21,000 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers.  Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal and industrial products.

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Forward-Looking Statements
This release contains forward-looking statements about Norfolk Southern Corporation, including those related to the offering of New Notes and whether or not Norfolk Southern will consummate the offering.  Forward-looking statements reflect management's good-faith evaluation of information currently available.  However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which management has little or no control, including: legislative and regulatory developments; transportation of hazardous materials as a common carrier by rail; acts of terrorism or war; general economic conditions; impacts of environmental regulations on utility coal customers and/or the value of certain of Norfolk Southern's assets; competition and consolidation within the transportation industry; the operations of carriers with which it interchanges; disruptions to its technology infrastructure, including computer systems; labor difficulties, including strikes and work stoppages; results of litigation; natural events such as severe weather, hurricanes, and floods; unavailability of qualified personnel due to unpredictability of demand for rail services; fluctuation in supplies and prices of key materials, in particular diesel fuel; and changes in securities and capital markets.  Information concerning potential factors that could affect Norfolk Southern's financial results is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2009, and its other periodic reports filed with the Securities and Exchange Commission.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  Norfolk Southern undertakes no obligation to update or revise forward-looking statements.

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Norfolk Southern contacts:
(Media) Frank Brown, 757-629-2710 (fsbrown@nscorp.com)
(Investors) Leanne Marilley, 757-629-2861 (leanne.marilley@nscorp.com)